Exhibit j(ii)

Consent of Ernst & Young, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment Number 66 to the Registration Statement (Form N-1A, No. 33-16439) for RS Investment Trust, dated April 23, 2007. We also consent to the incorporation by reference of our report, dated February 8, 2006, on the audited financial statements and financial highlights for the year ended December 31, 2005 of the predecessor funds of RS Large Cap Value Fund, RS Core Equity Fund, RS Small Cap Core Equity Fund, RS S&P 500 Index Fund, RS International Growth Fund, RS Emerging Markets Fund, RS Investment Quality Bond Fund, RS Low Duration Bond Fund, RS High Yield Bond Fund, RS Tax-Exempt Fund, RS Money Market Fund, and RS Asset Allocation Fund (funds which were formerly of The Park Avenue Portfolio) which is included in the Annual Report to Shareholders for the year ended December 31, 2005 and which was filed electronically on Form N-14 on July 7, 2007 (File No. 333-135630; Accession No. 0001104659-06-045799) that is incorporated by reference in this Registration Statement on
Form N-1A of the RS Investment Trust.

/s/ Ernst & Young LLP

Ernst & Young

Boston, Massachusetts

April 18, 2007